UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2007

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On June 1, 2007, the Company entered into an agreement with Dominion Exploration & Production, Inc., Dominion Energy, Inc., Dominion Oklahoma Texas Exploration & Production, Inc. and Dominion Reserves, Inc. and their affiliates (“Dominion”) to purchase natural gas and oil properties for an aggregate purchase price of $2.5 billion, subject to customary closing and post-closing adjustments. These properties will expand the Company’s operations in the Rocky Mountain Region, the San Juan Basin and the South Texas Region. The Company’s internal engineers estimate the proved reserves of these properties to be 1.06 trillion cubic feet of natural gas equivalent, 64% of which are proved developed reserves. Approximately 95% of the reserves are attributable to natural gas. The acquisition is expected to initially add production of approximately 200 million cubic feet of natural gas equivalent per day. The Company will operate 70% of the properties. The acquisition will increase the Company’s inventory by 542,000 net acres, of which 235,000 acres are undeveloped.

In the Rocky Mountain Region, the Company is acquiring 810 billion cubic feet equivalent of proved reserves and 326,000 net acres of leasehold, primarily located in the Uinta Basin of Utah. Net production from these properties is approximately 126 million cubic feet equivalent per day. Significant producing fields include Natural Buttes, the largest natural gas field in Utah, Drunkards Wash, a coal bed methane field, and the Jonah Field in Wyoming.

In the South Texas Region, the Company is acquiring 250 billion cubic feet equivalent of proved reserves and 216,000 net acres of leasehold, 50% of which are developed. Net production from these properties is approximately 74 million cubic feet equivalent per day. Production primarily comes from the long-lived Wilcox Trend in Colorado, Lavaca, Wharton and Zapata counties of Texas and from the Frio and Vicksburg sand formations along the Gulf Coast.

The acquisition is subject to the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and is currently scheduled to close in early August 2007 with an effective date of June 30, 2007. The final purchase price will reflect closing and post-closing adjustments, revenue and expense adjustments and the exercise of preferential purchase rights by third parties. The Company will pay Dominion certain overhead fees and other payments to provide management and operational services on the properties through October 2007. Funding is expected to be provided through a combination of the issuance of equity, long-term senior notes and the Company’s commercial paper program.

Item 8.01 Other Events

On June 4, 2007, the Company issued a press release announcing that it had agreed to purchase certain oil and gas properties located in the Rocky Mountain Region, the San Juan Basin and the South Texas Region. In connection with announcing the acquisition, the Company said it expects to spend an additional $200 million of capital to develop these properties in 2007. The Company also estimated development costs for proved undeveloped reserves at $1.50 per thousand cubic feet equivalent. As a result of the acquisition, and assuming the acquisition closes in early August as scheduled, the Company increased its production growth target for annual growth in production for 2007 to 15%, up from the earlier target of 10%. The Company also established an initial production growth target for 2008 at 15% over its planned 2007 production. A copy of the news release is furnished as Exhibit 99.1.

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On June 4, 2007, the Company also announced that, in conjunction with the announcement of the acquisition of properties from Dominion, it intends to review its entire portfolio of producing properties, including properties being acquired from Dominion, for selective inclusion in a master limited partnership with an initial capitalization of greater than $500 million. A copy of the news release is furnished as Exhibit 99.2.

Forward-Looking Statement and Related Matters

Statements made in this Form 8-K, including those relating to proved reserves, proved developed reserves, growth in production, growth in daily production, estimated development costs, capital expenditures, production growth targets for 2007 and 2008, method of financing the property acquisition, creation of a master limited partnership, initial capitalization of a master limited partnership and properties to be included in a master limited partnership, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, failure to close the acquisition, the exercise of preferential rights by third parties, the timing and results of drilling activity, higher than expected production costs and other expenses, and objection to the transaction by the Federal Trade Commission under the Hart-Scott-Rodino Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

Reserve estimates and estimates of reserve potential or upside with respect to the pending acquisitions were made by our internal engineers without review by an independent petroleum engineering firm. Data used to make these estimates were furnished by the sellers and may not be as complete as that which is available for our owned properties. We believe our estimates of proved reserves comply with criteria provided under rules of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	News Release dated June 4, 2007 (Property Acquisition)

99.2	News Release dated June 4, 2007 (Creation of MLP)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: June 4, 2007	By:	/S/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

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EXHIBIT INDEX

Exhibit Number and Description

99.1	News Release dated June 4, 2007 (Property Acquisition)

99.2	News Release dated June 4, 2007 (Creation of MLP)

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